                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of American Tower Corporation on Form S-4 of our report dated February 27, 2001 (March 26, 2001 as to the first full paragraph in note 6), appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

  /s/ Deloitte & Touche LLP

   Boston, Massachusetts
   April 30, 2001